UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013
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NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)
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Maryland	001-11290	56-1431377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (407) 265-7348

Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 23, 2013, National Retail Properties, Inc. (the “Company”) held its 2013 annual meeting of stockholders (the “Annual Meeting”). The matters submitted to the Company's stockholders for a vote included (a) the election of nine directors, (b) an advisory vote on executive compensation and (c) the ratification of the selection of the Company's independent registered public accounting firm for 2013. The results of such votes are set forth herein.
Proposal 1: Election of Directors
The nine nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The tabulation of votes was as follows:

Nominee	For	Abstain	Broker Non-Votes

Don DeFosset	88,674,594	1,110,378	17,070,433
David M. Fick	89,089,347	695,625	17,070,433
Edward J. Fritsch	89,070,416	714,556	17,070,433
Kevin B. Habicht	84,179,369	5,605,603	17,070,433
Richard B. Jennings	88,752,049	1,032,923	17,070,433
Ted B. Lanier	88,762,053	1,022,919	17,070,433
Robert C. Legler	88,729,164	1,055,808	17,070,433
Craig Macnab	87,935,252	1,849,720	17,070,433
Robert Martinez	88,720,624	1,064,348	17,070,433
There were no votes against the nominees with respect to Proposal 1.
Proposal 2: An advisory vote on executive compensation
The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as set forth below:

For	Against	Abstain	Broker Non-Votes
84,812,658	2,588,583	2,383,731	17,070,433
Proposal 3: Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm
The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013, was ratified as set forth below:

For	Against	Abstain
106,036,106	200,573	618,726
There were no broker non-votes with respect to Proposal 3.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:    /s/ Kevin B. Habicht
Name:    Kevin B. Habicht
Title:    Executive Vice President,
Chief Financial Officer,
Assistant Secretary, and Treasurer

Dated: May 24, 2013